Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-4434, 333-67357, 333-107568 and 333-121756) of Rocky Brands, Inc. of our reports dated March 5, 2008, relating to the consolidated financial statements and schedule as of and for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which appear in this Annual Report on Form 10-K.
/s/ Schneider Downs & Co., Inc.
Columbus, Ohio
March 5, 2008